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                                CROWELL & MORING
                         1001 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004
                                  202-624-2500

                                                                       EXHIBIT 5

                                  May 3, 1996

Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919

        RE: REGISTRATION STATEMENT ON FORM S-3
            $250,000,000 INITIAL OFFERING PRICE OF DEBT SECURITIES

Ladies and Gentlemen:

     We have acted as counsel to Harris Corporation, a Delaware corporation (the "Company"), in connection with an offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of $250,000,000 maximum aggregate initial public offering price of the Company's debt securities (the "Debt Securities"), and the corporate proceedings (the "Corporate Proceedings") taken and to be taken in connection therewith. The Debt Securities are to be issued under and pursuant to an indenture (the "Indenture"), dated as of May 1, 1996, between the Company and Chemical Bank, as trustee. We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Debt Securities. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based on the foregoing, it is our opinion that, upon completion of the Corporate Proceedings, the Debt Securities will have been duly authorized for issuance and, when each series of Debt Securities is duly executed, authenticated, issued and delivered, such series will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     Our opinion expressed above is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" therein.

                                          Very truly yours,

                                          CROWELL & MORING